SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2005

E*TRADE Financial Corporation

(Exact Name of Registrant

as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11921	94-2844166
(Commission File Number)	(IRS Employer Identification No.)

135 East 57th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 521-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 10, 2005, E*TRADE Financial Corporation (the “Company”) closed its previously disclosed private placement of $250 million aggregate principal amount of 7-3/8% senior notes due 2013 (the “Notes”). In connection with the closing, on November 10, 2005, the Company entered into a Supplemental Indenture (the “Indenture”) with The Bank of New York, as trustee (the “Trustee”), which amends the Indenture dated as of September 19, 2005 between the Company and the Trustee to provide for the issuance by the Company of $250 million aggregate principal amount of additional 7-3/8% senior notes due 2013. A copy of the Indenture is filed herewith as Exhibit 4.1.

The Bank of New York is trustee under the indentures governing the Company’s 6% convertible subordinated notes due 2007 and the Company’s 8% senior notes due 2011.

In connection with the offering of the Notes, on November 10, 2005, the Company entered into a Registration Rights Agreement with the Initial Purchasers of the Notes, a copy of which is filed herewith as Exhibit 4.2 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company has agreed, for the benefit of holders of the Notes, to cause to be filed an exchange offer registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within 60 days after the issuance of the Notes. The Company has agreed to use its reasonable best efforts to have the Registration Statement declared effective by the SEC within 240 days after the issuance of the Notes, and to have the exchange offer consummated not later than 30 days after such effective date. The Company has also agreed to file a shelf registration statement for the resale of the Notes if it cannot effect the exchange offer within the time period referred to above, or under other circumstances specified in the Registration Rights Agreement. The interest rate on the Notes will increase if the Company does not comply with certain of its obligations under the Registration Rights Agreement.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of the Registration Rights Agreement filed herewith as Exhibit 4.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

4.1	Supplemental Indenture dated as of November 10, 2005, between E*TRADE Financial Corporation and the Bank of New York, as Trustee

4.2	Registration Rights Agreement dated as of November 10, 2005, among E*TRADE Financial Corporation and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, relating to the Company’s 7-3/8% Senior Notes Due 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE Financial Corporation

Date:	November 15, 2005	By:	/S/ RUSSELL S. ELMER
			Name:	Russell S. Elmer
			Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture dated as of November 10, 2005, between E*TRADE Financial Corporation and the Bank of New York, as Trustee

4.2	Registration Rights Agreement dated as of November 10, 2005, among E*TRADE Financial Corporation and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, relating to the Company’s 7-3/8% Senior Notes Due 2013